UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2010

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 11, 2010, Auxilium Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the initiation of phase III studies for XIAFLEX® for the treatment of Peyronie’s disease. The full text of such press release is furnished as Exhibit 99.1 to this Report.

Mr. Armando Anido, Chief Executive Officer and President of the Company, hosted a conference call at 8:30 a.m. ET on October 11, 2010, during which he and other officers of the Company discussed the announced Peyronie’s phase III study and provided an update on the launch of XIAFLEX in the U.S. The presentation slides used during the call are available on the “For Investors” section of the Company’s web site (http://www.auxilium.com) under the “Events” tab. An audio feed of the conference call was simultaneously web cast on the Company’s web site and will be available, along with the presentation slides, for future review until 90 days after the call.

The information contained in, or that can be accessed through the Company’s web site, is not a part of this filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following press release is furnished as an exhibit to this Current Report on Form 8-K pursuant to Item 7.01 and shall not be deemed to be “filed”:

99.1    Press Release dated October 11, 2010 issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 12, 2010	By:	/s/ James E. Fickenscher
James E. Fickenscher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 11, 2010 issued by Auxilium Pharmaceuticals, Inc.